Exhibit 4.3

INDENTURE

Dated as of

                    , 2013

Among

CNOOC FINANCE (2013) LIMITED

as Issuer

CNOOC LIMITED

as Guarantor

THE BANK OF NEW YORK MELLON

as Trustee

THE BANK OF NEW YORK MELLON

as Paying Agent

and

THE BANK OF NEW YORK MELLON

as Registrar

DEBT SECURITIES

i

v

INDENTURE dated as of                 , 2013, among CNOOC Finance (2013) Limited, a BVI business company incorporated with limited liability under the laws of the British Virgin Islands (the “Issuer”), CNOOC Limited, a company incorporated under the laws of Hong Kong (the “Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”), initial Paying Agent (as defined below) and initial Registrar (as defined below).

WITNESSETH:

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of Securities (as defined below) to be issued from time to time in one or more series as provided in this Indenture;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture to provide for its Guarantee (as defined below) of the Securities of the Issuer; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

(a) Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.

(b) Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Amounts” has the meaning provided in Section 6.08(a).

“Additional Securities” has the meaning provided in Section 3.13(a).

“Adjusted Consolidated Net Worth” means the sum of the Guarantor’s (i) shareholders’ equity as determined under IFRS IASB and (ii) Subordinated Indebtedness.

“Attributable Value” means, at the time of determination, the lesser of (i) the fair market value of the Principal Property subject to the Sale and Leaseback Transaction (as determined in good faith by any two members of the Board of Directors of the Guarantor) and (ii) the present value (discounted at a rate equal to the rate of interest on the Securities, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” has the meaning provided in Section 11.09.

“Authorized Officer” means (i) with respect to the Issuer, any director or officer of the Issuer and (ii) with respect to the Guarantor, any director or officer of the Guarantor.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means the directors of the Issuer or the Guarantor, acting collectively as a board in each case in accordance with the governing documents of the Issuer or the Guarantor, as the case may be, or any duly authorized committee of either such board.

“Board Resolution” means a copy of a resolution of the Board of Directors of the Issuer or the Guarantor certified by a director or company secretary of the Issuer or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Issuer or the Guarantor, as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means a day in The City of New York, Hong Kong and the applicable place of payment other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed.

“Capital Stock” means any and all shares, interests (including joint venture interests), participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 4.07 hereof, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Guarantor obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Consolidated Total Assets” means the consolidated total assets of the Guarantor and its Subsidiaries as shown on the most recent audited consolidated balance sheet of the Guarantor.

“Corporate Trust Office,” or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 4-East, New York, New York 10286, U.S.A., Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders, the Issuer and the Guarantor).

“Corporation” includes corporations, associations, partnerships, companies and business trusts.

“CUSIP” means the identification number provided by the Committee on Uniform Securities Identification Procedures.

“Currency” means U.S. Dollars or Foreign Currency.

“Currency Determination Agent” has the meaning provided in Section 3.11(d).

“Default” has the meaning provided in Section 11.03.

“Defaulted Interest” has the meaning provided in Section 3.08(b).

“Depositary” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

“Designated Currency” has the meaning provided in Section 3.11(a).

“Event of Default” has the meaning provided in Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” has the meaning provided in Section 3.11(d).

“Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security” means any Security that evidences all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.03 and bearing the legend prescribed in Section 3.03(f).

“Guarantee” means the Guarantee by the Guarantor as set forth in Article XVI hereof and as endorsed on the Securities as provided in this Indenture.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor Person.

“Holder,” “Holder of Securities,” or “Securityholder” mean the Person in whose name a Security is registered in the Register.

“IFRS IASB” means International Financial Reporting Standards issued by the International Accounting Standards Board consistently applied, as in effect from time to time.

“Indebtedness” of any Person means, at any date, without duplication, (i) any outstanding indebtedness for or in respect of money borrowed (including bonds, debentures, notes or other similar instruments, whether or not listed) that is evidenced by any agreement or instrument, excluding trade payables, (ii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (iii) all Indebtedness of others guaranteed by such Person; provided, however, that, for the purpose of determining the amount of Indebtedness of the Guarantor outstanding at any relevant time, the amount included as Indebtedness of the Guarantor in respect of finance leases shall be the net amount from time to time properly characterized as “obligations under finance leases” in accordance with the IFRS IASB.

“Indenture” means this instrument as originally executed and as may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Guarantor.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“ISIN” means the International Securities Identification Number.

“Issue Date” means, with respect to any Security, the date on which such Security is originally issued under this Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Lien” means any mortgage, charge, pledge, lien, encumbrance, hypothecation, title retention, security interest or security arrangement of any kind.

“Mandatory Sinking Fund Payment” has the meaning provided in Section 5.01(b).

“Maturity” means, with respect to any Security, the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

“Members” has the meaning provided in Section 3.03(h).

“Officer’s Certificate” means, as the context requires, a certificate signed by one or more Authorized Officers of the Issuer or the Guarantor, as the case may be.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who, unless otherwise provided herein, may be an employee of or counsel to the Issuer or the Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

“Optional Sinking Fund Payment” has the meaning provided in Section 5.01(b).

“Order” means a written order signed in the name of the Issuer or the Guarantor, as the case may be, by any of their respective Authorized Officers.

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Issuer as issued with original issue discount for United States federal income tax purposes.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Securities, except to the extent provided in Section 12.03(a), with respect to which the Issuer has effected defeasance as provided in Section 12.03; and

(iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have given any request, demand, authorization, notice, direction, consent or waiver hereunder, Securities owned by the Issuer or the Guarantor, any other obligor upon the Securities or any Affiliate of the Issuer or the Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding solely for purposes of such determination, except that, in determining whether the Trustee shall be protected in conclusively relying upon any such request, demand, authorization, notice, direction, consent or waiver, only Securities which the Trustee has actually received written notice to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer, the Guarantor or any other obligor upon the Securities or any Subsidiary of the Issuer, the Guarantor or such other obligor.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on any Securities on behalf of the Issuer. The Issuer may act as Paying Agent with respect to Securities of any series issued hereunder.

“Payment Default” has the meaning provided in Section 7.01(e).

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” has the meaning provided in Section 3.01(h).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, Hong Kong, Macau and Taiwan.

“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Principal Property” means any real property owned at the date hereof or hereafter acquired by the Guarantor or a Principal Subsidiary, the gross book value (including related land and improvements thereon and all machinery and equipment included therein) of which, on the date as of which the determination is being made, exceeds 15% of the Consolidated Total Assets of the Guarantor.

“Principal Subsidiary” at any time shall mean a Subsidiary of the Guarantor:

(i) as to which either or both of the following conditions are satisfied:

(a) its net profit or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net profit attributable to the Guarantor (in each case before taxation and exceptional items) is at least 10% of the consolidated net profit of the Guarantor (before taxation and exceptional items); or

(b) its net assets or (in the case of a Subsidiary of the Guarantor which has Subsidiaries) consolidated net assets attributable to the Guarantor (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Guarantor;

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Guarantor and the then latest consolidated financial statements of the Guarantor; or

(ii) to which is transferred all or substantially all of the assets of a Subsidiary of the Guarantor which immediately prior to the transfer was a Principal Subsidiary; provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (i) above) and the Subsidiary of the Guarantor to which the assets are so transferred shall become a Principal Subsidiary.

A certificate of the auditors of the Guarantor as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error.

“Prospectus” means the prospectus, dated May 1, 2013, relating to the offering of Securities.

“Prospectus Supplement” means the applicable prospectus supplement relating to the offering of the relevant series of Securities.

“Record Date” means, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on such date specified in such Security for the payment of interest pursuant to Section 3.01.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

“Redemption Price” means, when used with respect to any Security to be redeemed, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Guarantor in good faith.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date pursuant to Section 4.07 hereof, the average, as determined by the Guarantor, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Guarantor by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Register” has the meaning provided in Section 3.05(a).

“Registrar” has the meaning provided in Section 3.05(a).

“Relevant Taxing Jurisdiction” has the meaning provided in Section 6.08(a).

“Request” means, as the context requires, a written request signed by any Authorized Officer of the Issuer or the Guarantor, as the case may be.

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Department (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Guarantor or any Principal Subsidiary sells or transfers any Principal Property to any Person with the intention of taking back a lease of such Principal Property pursuant to which the rental payments are calculated to amortize the purchase price of such Principal Property substantially over the useful life thereof and such Principal Property is in fact so leased. For purposes of this definition, a “Sale and Leaseback Transaction” shall not include any transaction relating to farm-in and farm-out agreements, operating agreements, development agreements, and any other similar arrangements which are customary in the oil and gas industry or in the ordinary course of business of the Guarantor and any Principal Subsidiary.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the Trustee and delivered under this Indenture (which term shall include any Additional Securities that have been issued and unless the context otherwise requires).

“Security Custodian” means the custodian, if any, with respect to any Global Security appointed by the Depositary, or any successor Person thereto. Unless otherwise provided with respect to the Securities of any series pursuant to Section 3.01, the Security Custodian shall initially be the Trustee.

“Senior Indebtedness” means the principal of, premium, if any, or interest on (i) Indebtedness of the Issuer, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, for money borrowed other than (A) any Indebtedness of the Issuer which when incurred, and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to the Issuer, (B) any Indebtedness of the Issuer to any of its Subsidiaries, (C) Indebtedness to any employee of the Issuer, (D) any liability for taxes, (E) Trade Payables and (F) any Indebtedness of the Issuer which is expressly subordinate in right of payment to any other Indebtedness of the Issuer, and (ii) renewals, extensions, modifications and refundings of any such Indebtedness. For purposes of the foregoing and the definition of “Senior Indebtedness,” the phrase “subordinated in right of payment” means debt subordination only and not lien subordination, and accordingly, (x) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured, and (y) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment. This definition may be modified or superseded by a supplemental indenture.

“Special Record Date” has the meaning provided in Section 3.08(b)(i).

“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

“Subsidiary” means, as applied to any Person, any corporation or other entity of which a majority of the outstanding Voting Shares is, at the time, directly or indirectly, owned by such Person.

“Subordinated Indebtedness” means Indebtedness of the Guarantor (including perpetual debt, which the Guarantor is not required to repay) which (i) has a final maturity and a weighted average life to maturity longer than the remaining life to maturity of the relevant series of Securities and (ii) is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the such series of Securities including (x) a provision that in the event of any bankruptcy, insolvency or other similar proceeding in respect of the Guarantor, the Holders of such Securities shall be entitled to receive payment in full in cash of all principal, Additional Amounts and interest on the Securities (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (y) a provision that, if an Event of Default has occurred and is continuing under this Indenture, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, interest or premium in respect thereof unless or until such Event of Default shall have been cured or waived or shall have ceased to exist, and (z) a provision that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof as a result of any default relating thereto so long as any Security is Outstanding.

“Successor Guarantor” has the meaning provided in Section 3.06(i).

“Successor Issuer” has the meaning provided in Section 3.06(i).

“Successor Taxing Jurisdiction” has the meaning provided in Section 6.08(e).

“Taxes” has the meaning provided in Section 6.08(a).

“Trade Payables” means accounts payable or any other Indebtedness or monetary obligations to trade creditors created or assumed by the Issuer or any Subsidiary of the Issuer in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities).

“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 4.07 hereof, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“U.S. Dollars” or “US$” means the lawful currency of the United States of America.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

“Voting Shares” means, with respect to any Person, the Capital Stock having the general voting power under ordinary circumstances to vote on the election of the members of the board of directors or other governing body of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Section 1.02 Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(b) references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of the Indenture, unless the context otherwise requires; and

(c) references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of any Securities (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations.

ARTICLE II

FORMS OF SECURITIES

Section 2.01 Form Generally.

(a) The Securities of each series and the Guarantees shall be substantially in the form set forth in Exhibit A attached hereto or as shall be established pursuant to an Order, Officer’s Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer or the Guarantor, as the case may be, may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b) The terms and provisions of the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02 Form of Trustee’s Certificate of Authentication.

(a) Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b) Each Security shall be dated the date of its authentication.

(c) The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	[NAME OF TRUSTEE],
as Trustee

By:
Authorized Signatory

Section 2.03 Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

Date of authentication:	[NAME OF TRUSTEE], as Trustee

	By:	[NAME OF AUTHENTICATING AGENT]
as Authenticating Agent

By:
Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

Section 3.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. There shall be set forth in an Order or an Officer’s Certificate of the Issuer, or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that Additional Securities of an existing series are being issued);

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 14.05) and the percentage or percentages of principal amount at which the Securities of the series will be issued;

(c) the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e) if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms applicable thereto;

(f) if the amount of payment of principal of, premium, if any, or interest on, the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g) if the principal of, premium, if any, or interest on, Securities of the series are to be payable, at the election of the Issuer or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the Exchange Rate (in addition to or in lieu of the provision set forth in Section 3.11) between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Issuer in respect of the Securities of such series may be made (each such place, the “Place of Payment”);

(i) the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option;

(j) the obligation or right, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k) if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l) if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.02;

(m) whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount or premium, if any, with which such Securities may be issued;

(n) provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(o) whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, (i) the Depositary for such Global Security or Securities and, if applicable, the Security Custodian therefor if not the Trustee, (ii) the form of legend in addition to or in lieu of that in Section 3.03(f) which shall be borne by such Global Security and (iii) the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;

(p) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(q) the form of the Securities of the series;

(r) whether the Securities of the series are subject to subordination and the terms of such subordination;

(s) whether the Securities of the series shall be secured;

(t) the securities exchange(s) or automated quotation system(s) on which the Securities of the series will be listed or admitted to trading, as applicable, if any;

(u) any restriction or condition on the transferability of the Securities of the series;

(v) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to the Securities of the series;

(w) any addition or change in the provisions related to supplemental indentures set forth in Sections 14.01, 14.02 and 14.04 which applies to the Securities of the series;

(x) provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.02 and any addition or change in the provisions set forth in Article VII which applies to Securities of the series;

(z) any addition to or change in the covenants set forth in Article VI which applies to the Securities of the series; and

(aa) any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 14.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States or regulations thereunder or advisable (as determined by the Issuer) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in an Order, Officer’s Certificate or in one or more indentures supplemental hereto; provided that, if Additional Securities of an existing series are issued, such Additional Securities shall not have the same CUSIP, ISIN or other identifying number as the Outstanding Securities of that series unless such Additional Securities are fungible with such Outstanding Securities for U.S. federal income tax purposes.

Section 3.02 Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of US$2,000 and multiples of US$1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 3.03 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed in the name and on behalf of the Issuer by an Officer of the Issuer. The Guarantees shall be executed in the name and on behalf of the Guarantor by an Officer of the Guarantor. Such signatures may be the manual or facsimile signatures of the present or any future such Officer of the Issuer or the Guarantor. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer (with the Guarantees endorsed thereon) to the Trustee for authentication, together with an Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture, Order or Officer’s Certificate setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Issuer or the Guarantor. The Order shall specify the principal amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c) In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 11.02) shall be fully protected in relying upon, an Officer’s Certificate, prepared in accordance with Section 17.01 stating that the conditions precedent, if any, provided for in this Indenture have been complied with, and an Opinion of Counsel, prepared in accordance with Section 17.01 and substantially to the effect that such Securities (with the Guarantees endorsed thereon), when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officer’s Certificate or Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that nothing in this clause (c) is intended to derogate Trustee’s rights to receive an Officer’s Certificate and Opinion of Counsel under Section 17.01.

(d) The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise.

(e) Each Security shall be dated the date of its authentication.

(f) If the Issuer shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g) Each Depositary designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h) Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Issuer, the Guarantor, the Trustee, any Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee, any Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of an authorized signatory of the Trustee or such Authenticating Agent, as applicable, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.04 Temporary Securities.

(a) Pending the preparation of definitive Securities of any series, the Issuer may execute and, upon receipt of an Order, the Trustee shall authenticate and deliver, temporary Securities (with the Guarantees endorsed thereon) that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Securities may determine, as conclusively evidenced by their execution of such temporary Securities. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Issuer and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued. Every Guarantee endorsed on every such temporary Security shall be executed by the Guarantor.

(b) If temporary Securities of any series are issued, the Issuer and the Guarantor shall cause definitive Securities of such series (with the Guarantees endorsed thereon) to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency maintained by the Issuer in a Place of Payment for such purposes provided in Section 6.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c) Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05 Registrar.

(a) The Issuer shall keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Issuer may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. If the Issuer fails to maintain a Registrar for any series, the Trustee shall act as such. The Issuer or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c) The Issuer hereby initially appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such in replacement of the Trustee as such. No Person shall at any time be appointed as or act as Registrar unless such Person is at such time empowered under applicable law to act as such Registrar.

Section 3.06 Transfer and Exchange.

(a) Transfer.

(i) Upon surrender for registration of transfer of any Security of any series at the Registrar, the Issuer shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations. The transfer of any Security shall not be valid as against the Issuer or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii) Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b) Exchange.

(i) At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

(ii) Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c) Exchange of Global Securities for Individual Securities. Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive individual Securities.

(i) Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.03(g) and, in each case, a successor Depositary is not appointed by the Issuer within 90 days of such notice, or (B) the Issuer executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee, upon receipt of an Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of individual Securities of authorized denominations.

(ii) The owner of a beneficial interest in a Global Security shall be entitled to receive an individual Security in exchange for such interest if an Event of Default has occurred and is continuing. Upon receipt by the Security Custodian and Registrar of instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A) the Security Custodian and Registrar shall notify the Issuer and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B) the Issuer shall promptly execute and the Trustee, upon receipt of an Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver to such beneficial owner individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C) the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing. In the event that the individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such individual Securities, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.07, the right of any beneficial Holder of

Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such individual Securities had been issued.

(iii) If specified by the Issuer pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for individual Securities of such series on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver at the expense of the Issuer and the Guarantor, without service charge,

(A) to each Person specified by such Depositary a new individual Security or Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.

(iv) In any exchange provided for in clauses (i) through (iii), the Issuer shall execute and the Trustee shall authenticate and deliver individual Securities in registered form in authorized denominations.

(v) Upon the exchange in full of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d) All Securities (with the Guarantees endorsed thereon) issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Issuer and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e) Every Security presented or surrendered for registration of transfer or exchange, or for payment shall (if so required by the Issuer, the Guarantor, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, the Guarantor, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f) No service charge shall be made for any registration of transfer or exchange of Securities. The Issuer may require payment of a sum sufficient to cover any tax,

assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this Indenture to be made at the Issuer’s own expense or without expense or charge to the Holders.

(g) The Issuer shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.03 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h) Prior to the due presentation for registration of transfer or exchange of any Security, the Issuer, the Guarantor, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Issuer, the Guarantor, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

(i) In case a successor Issuer (“Successor Issuer”) or a successor Guarantor (“Successor Guarantor”) has executed an indenture supplemental hereto with the Trustee pursuant to Article XIV, any of the Securities (with the Guarantees endorsed thereon) authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Issuer or the Successor Guarantor, as the case may be, be exchanged for other Securities (with the Guarantees endorsed thereon) executed in the name of the Successor Issuer or the Successor Guarantor, as the case may be, with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon the Order of the Successor Issuer or the Successor Guarantor, as the case may be, shall authenticate and deliver Securities (with the Guarantees endorsed thereon) as specified in such Order for the purpose of such exchange. If Securities (with the Guarantees endorsed thereon) shall at any time be authenticated and delivered in any new name of a Successor Issuer or a Successor Guarantor pursuant to this Section 3.06 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Issuer or Successor Guarantor, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(j) Each Holder of a Security agrees to indemnify the Issuer, the Guarantor and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(k) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(l) None of the Trustee, the Registrar, any Paying Agent or any of their respective agents shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities.

(a) If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Issuer and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Issuer nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Issuer shall execute and upon the Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c) Upon the issuance of any new Security under this Section 3.07, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(d) Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e) The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08 Payment of Interest; Interest Rights Preserved.

(a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b) Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer and the Guarantor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii) The Issuer may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions in this Section 3.08, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09 Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly cancelled by it and, if surrendered to the Trustee, shall be promptly cancelled by it. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all cancelled Securities held by it in accordance with its then customary procedures, unless otherwise directed by an Order, and deliver a certificate of such disposal to the Issuer upon its request therefor. The acquisition of any Securities by the Issuer shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

Section 3.10 Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 Currency of Payments in Respect of Securities.

(a) The Issuer may provide pursuant to Section 3.01 for Securities of any series that (i) the obligation, if any, of the Issuer to pay the principal of, premium, if any, and interest on, the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (ii) the obligation of the Issuer to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer shall pay such additional amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Issuer not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. Notwithstanding the foregoing, unless otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of, premium, if any, and interest on, Securities of such series shall be made in U.S. Dollars.

(b) If the principal of, premium, if any, or interest on any Security is payable in a Foreign Currency and such Currency is not available to the Issuer for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer, the Issuer shall be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equivalent of the amount payable in such other Currency at the Exchange Rate as determined pursuant to clause (d) below. Notwithstanding any provisions to the contrary herein, any payment made under such circumstances in U.S. Dollars where the required payment is in a Currency other than U.S. Dollars shall not constitute an Event of Default under this Indenture.

(c) For purposes of any provision of the Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of, premium, if any, and interest on, the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of, premium, if any, and interest on, the Outstanding Securities denominated in a Foreign Currency shall be the amount in U.S. Dollars based upon the Exchange Rate as determined pursuant to clause (d) below (or as specified pursuant to Section 3.01, if applicable) for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(d) Any decision or determination to be made regarding the Exchange Rate shall be made by the Issuer or an agent appointed by the Issuer (the Issuer, in such capacity, or such agent, the “Currency Determination Agent”); provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Issuer at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. Unless otherwise specified pursuant to Section 3.01, “Exchange Rate” shall mean, for any Currency, the noon buying rate in New York City for cable transfers for such Currency as the applicable Exchange Rate, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available rate. All decisions and determinations of such agent regarding the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer, the Guarantor, the Trustee, any Paying Agent and all Holders of the Securities.

Section 3.12 CUSIP Numbers. The Issuer in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.

Section 3.13 Additional Securities.

(a) With respect to Securities of a particular series, the Issuer and the Guarantor may, from time to time, without the consent of the Holders of Securities of such series, create and issue additional Securities (“Additional Securities”) of such series having the same terms and conditions as the previously Outstanding Securities of such series in all respects except for issue date, issue price and amount of the first payment of interest thereon. Additional Securities may be consolidated with and form a single series with the previously Outstanding Securities of the relevant series and will vote together as one class on all matters with respect to such series of Securities; provided, however, that such Additional Securities shall not be issued under the same CUSIP, ISIN, Common Code or other identifying number as the Outstanding Securities of that series unless such Additional Securities are fungible with such Outstanding Securities for U.S. federal income tax purposes.

(b) Additional Securities may be created and issued in the same manner as Securities are created and issued, subject to the additional condition that the Trustee shall have received an Officer’s Certificate stating that no Event of Default (or event which with notice or lapse of time or both would become an Event of Default) hereunder shall have occurred and be continuing, and that after giving effect to the proposed issuance of Additional Securities no Event of Default (or event which with notice or lapse of time or both would become an Event of Default) hereunder shall have occurred and be continuing.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01 Applicability of Right of Redemption. Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.02 Selection of Securities to be Redeemed.

(a) If the Issuer shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be mailed, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed, and thereupon the Trustee shall select pro rata or in such other manner as required by the Depositary and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series. The Trustee shall, as soon as practicable, notify the Issuer in writing of the Securities and portions of Securities so selected.

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Issuer shall so direct, Securities registered in the name of the Issuer, the Guarantor, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.03 Notice of Redemption.

(a) Notice of redemption shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, not less than 30 nor more than 60 calendar days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 17.04; provided that the Trustee be provided with the draft notice at least 15 days prior to sending such notice of redemption. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b) All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

(i) such election by the Issuer to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series in an Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case;

(ii) the Redemption Date;

(iii) the Redemption Price;

(iv) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v) that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price; and

(vii) if applicable, that the redemption is for a sinking fund, if such is the case.

Section 4.04 Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, one Business Day prior to the Redemption Date for any Securities, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on that date.

Section 4.05 Securities Payable on Redemption Date. If notice of redemption has been given as above provided, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Issuer shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest, and, except as provided in Section 12.07, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trustee or Paying Agent with the moneys deposited in accordance with Section 4.04 above at the Redemption Price (unless the Issuer shall Default in the payment of the Redemption Price); provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.06 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Issuer as is specified pursuant to Section 3.01 with, if the Issuer, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a Global Security is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Section 4.07 Optional Redemption. Except as otherwise provided by Section 3.01 with respect to any series of Securities:

(a) The Guarantor or the Issuer may, at the Guarantor’s option, at any time and from time to time redeem the Securities, in whole or in part, upon notice as described in Section 4.03 with a copy provided to the Trustee. The Securities will be redeemable at a Redemption Price equal to the greater of (1) 100% of the principal amount of the applicable Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a fixed amount of basis points as specified in the Securities (as provided pursuant to Section 3.01), plus accrued and unpaid interest on the Securities to be redeemed, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the principal amount of a Security remaining Outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

(b) If the Redemption Date pursuant to this Section 4.07 is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date pursuant to this Section 4.07 shall be paid on such Interest Payment Date to the Person in whose name a Security is registered at the close of business on such Record Date.

(c) The Issuer, the Guarantor or any of their Affiliates may, in accordance with all applicable laws and regulations, at any time purchase the Securities in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Securities that the Issuer or any of its Subsidiaries purchase may, in the discretion of the Issuer, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 4.08 Tax Redemption. Except as otherwise provided by Section 3.01 with respect to any series of Securities:

(a) Each series of Securities may be redeemed at any time, at the option of the Issuer, in whole but not in part, upon notice as described in Section 4.03, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the Redemption Date and Additional Amounts, if any, if, as a result of any change in or amendment to the laws of a Relevant Taxing Jurisdiction or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, which change or amendment (i) in the case of the Guarantor or the Issuer becomes effective on or after the date of the Prospectus Supplement, and (ii) in the case of any successor to the Guarantor or the Issuer that is organized or tax resident in a jurisdiction that is not a Relevant Taxing Jurisdiction as of the original issue date of the Securities becomes effective on or after the date such successor assumes the Guarantor’s or the Issuer’s obligations, as applicable, under the Securities and this Indenture,

(i) the Issuer is or would be required on the next succeeding due date for a payment with respect to the Securities to pay Additional Amounts with respect to the Securities pursuant to Section 6.08; or

(ii) the Guarantor is or would be unable, for reasons outside its control, on the next succeeding due date for a payment with respect to the Securities to procure payment by the Issuer, and with respect to a payment due or to become due under the Guarantee or this Indenture, as the case may be, the Guarantor is or would be required on the next succeeding due date for a payment with respect to the Securities to pay Additional Amounts pursuant to Section 6.08; or

(iii) any payment to the Issuer by the Guarantor or any wholly-owned subsidiary of the Guarantor to enable the Issuer to make payment of interest or Additional Amounts, if any, on the Securities is or would be on the next succeeding due date for a payment with respect to the Securities subject to withholding or deduction for taxes imposed by a Relevant Taxing Jurisdiction or any authority therein or thereof having power to tax;

and such obligation cannot be avoided by the use of reasonable measures available to the Guarantor or the Issuer, as the case may be.

(b) Notwithstanding anything to the contrary herein, the Guarantor, the Issuer or any successor person may not redeem the Securities in the case that Additional Amounts are payable in respect of PRC withholding tax at a rate of 10% or less solely as a result of the Guarantor, the Issuer or a successor person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

(c) From and after the Redemption Date, if moneys for the redemption of such Securities shall have been made available as provided in this Indenture for redemption on the Redemption Date, the Securities shall cease to bear interest, and the only right of the Holders of the Securities shall be to receive payment of the Redemption Price and interest accrued to the Redemption Date.

ARTICLE V

SINKING FUNDS

Section 5.01 Applicability of Sinking Fund.

(a) Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.01 for Securities of such series; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.” If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.02.

Section 5.02 Mandatory Sinking Fund Obligation. The Issuer may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Issuer or redeemed at the election of the Issuer pursuant to Section 4.03 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Issuer and theretofore delivered to the Trustee. The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly. If the Issuer shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 calendar days prior to the relevant sinking fund payment date a written notice signed on behalf of the Issuer by an Officer, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form. In case of the failure of the Issuer, at or before the time so required, to give such notice and deliver such Securities, the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 5.03 Optional Redemption at Sinking Fund Redemption Price. In addition to the sinking fund requirements of Section 5.02, to the extent, if any, provided for by the terms of a particular series of Securities, the Issuer may, at its option, make an Optional Sinking Fund Payment with respect to such Securities. Unless otherwise provided by such terms, (a) to the extent that the right of the Issuer to make such Optional Sinking Fund Payment is not exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series. If the Issuer intends to exercise its right to make such optional payment in any year, it shall deliver to the Trustee not less than 45 calendar days prior to the relevant sinking fund payment date a certificate signed by an Officer, stating that the Issuer shall exercise such optional right, and specifying the amount which the Issuer shall pay on or before the next succeeding sinking fund payment date. Such certificate shall also state that no Event of Default has occurred and is continuing.

Section 5.04 Application of Sinking Fund Payment.

(a) If the sinking fund payment or payments made in funds pursuant to either Section 5.02 or 5.03 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed US$50,000 (or a lesser sum if the Issuer shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment; provided that, if the date of such payment shall be a sinking fund payment date, such payment shall be applied on such sinking fund payment date to the redemption of Securities of such series at the Redemption Price specified pursuant to Section 4.03(b). The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense of the Issuer and the Guarantor and in the name of the Issuer, thereupon cause notice of redemption, prepared by the Issuer, of the Securities to be given in substantially the manner provided in Section 4.03(a) for the redemption of Securities in part at the option of the Issuer, except that the notice of redemption shall also state that the Securities are being redeemed for the sinking fund. Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.04. Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

(b) On or prior to each sinking fund payment date, the Issuer shall pay to the Trustee a sum equal to all interest accrued to, but not including, the Redemption Date on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.04.

(c) The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which the Trustee has knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article. Except as above provided, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.04.

ARTICLE VI

COVENANTS

Section 6.01 Payment of Principal, Premium and Interest.

(a) The Issuer will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on each series of Securities (and any Additional Amounts payable in respect thereof) in accordance with the terms of the Securities and this Indenture.

Principal, premium, if any, and interest (and any Additional Amounts payable in respect thereof) shall be considered paid on the date due if the Paying Agent (other than the Issuer) holds on that date money sufficient to pay all principal, premium, if any, and interest (and any Additional Amounts payable in respect thereof) then due. In the event the Issuer is the Paying Agent, principal, premium, if any, and interest (and any Additional Amounts payable in respect thereof) shall be considered paid on the date actual payment is mailed or otherwise delivered to Holders entitled to such payments.

(b) The Issuer shall pay or cause to be paid interest on overdue principal and, to the extent lawful, interest on overdue installments of interest, at the rate per annum set forth in the Securities.

Section 6.02 Maintenance of Office or Agency; Paying Agent.

(a) The Issuer shall maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuer hereby initially appoints the Trustee at its Corporate Trust Office as Paying Agent for Securities denominated in U.S. Dollars to receive all presentations, surrenders, notices and demands. The Issuer may appoint one or more Paying Agents for Securities denominated in Foreign Currencies to receive all presentations, surrenders, notices and demands.

(b) The Issuer may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations described in the preceding paragraph. The Issuer shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Issuer shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of each such agent. The Issuer or any Affiliate thereof may act as Paying Agent.

Section 6.03 To Hold Payment in Trust.

(a) If the Issuer or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of, premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Issuer or such Affiliate shall segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal, premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and shall notify the Trustee of its action or failure to act in that regard.

Upon any proceeding under the Bankruptcy Code or any applicable state bankruptcy laws with respect to the Issuer or any Affiliate thereof, if the Issuer or such Affiliate is then acting as Paying Agent, the Trustee shall promptly replace the Issuer or such Affiliate as Paying Agent.

(b) If the Issuer shall appoint, and at the time have, a Paying Agent (including the Trustee) for the payment of the principal of, premium, if any, or interest on any series of Securities, then prior to 11:00 a.m., New York City time, one Business Day prior to the date on which the principal of, premium, if any, or interest on any of the Securities of that series shall become payable as above provided, whether by their terms or as a result of the calling thereof for redemption, the Issuer shall deposit with such Paying Agent a sum sufficient to pay such principal, premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Issuer or any other obligor of such Securities shall promptly notify the Trustee of its payment or failure to make such payment. The obligation of any Paying Agent to make payments on any Securities is subject to the Issuer’s compliance with this Section 6.03(b).

(c) If the Paying Agent shall be a Person other than the Trustee, the Issuer shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent shall:

(i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent;

(ii) hold all moneys held by it for the payment of the principal of, premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(iii) give to the Trustee notice of any Default by the Issuer or any other obligor upon the Securities of that series in the making of any payment of the principal of, premium, if any, or interest on the Securities of that series; and

(iv) at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d) Anything in this Section 6.03 to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or by any Paying Agent other than the Trustee as required by this Section 6.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent and, upon such payment by a Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.

(e) The Trustee or any Paying Agent shall promptly notify the Issuer and the Guarantor whenever any moneys deposited with or paid to the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on (or any Additional Amount payable in respect of) any Security of any series are not applied and remain unclaimed for two years after such principal, premium, if any, or interest has become due and payable. The Trustee or such Paying Agent shall then promptly repay such moneys to the Issuer or the Guarantor, as the case may be, along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Issuer (or, if then held by the Issuer, shall be discharged from such trust) unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer or the Guarantor for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 6.04 Corporate Existence. Except as otherwise provided by Section 3.01 with respect to any series of Securities:

(a) Subject to Section 6.09, the Issuer and the Guarantor shall each do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Issuer, the Guarantor and each Subsidiary, except where a failure to do so, singly or in the aggregate, would not have a material adverse effect upon the business, prospects, assets, conditions (financial or otherwise) or results of operations of the Guarantor and its Subsidiaries taken as a whole; provided that, subject to the provisions of Section 6.09, neither the Issuer nor the Guarantor shall be required to preserve any such existence, right, license or franchise if the Board of Directors of the Issuer, the Guarantor or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, the Guarantor or such Subsidiary and that the loss thereof would not have a material adverse impact on the Holders.

(b) In addition, the Guarantor shall maintain 100% equity ownership of the Issuer during the period that any Security remains Outstanding and shall cause the Issuer to elect to be treated as a disregarded entity pursuant to United States Treasury Regulations Section 301.7701-3(c) effective as of April 23, 2013.

Section 6.05 Limitation on Liens. Except as otherwise provided by Section 3.01 with respect to any series of Securities:

(a) Subject to the exceptions set forth in Section 6.05(b) below, the Guarantor will not, and will not permit the Issuer or any Principal Subsidiary to, create, incur, assume or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, to secure any Indebtedness of the Guarantor, the Issuer or any such Principal Subsidiary (or any guarantee or indemnity in respect thereof) without, in any such case, making effective provision whereby the Securities and the Guarantees will be secured either at least equally and ratably with such Indebtedness or by such other Lien as shall have been approved by the Holders of Securities as provided in Section 14.02, for so long as such Indebtedness will be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness (including the Attributable Value of the Sale and Leaseback Transactions set forth in Section 6.06) entered into after the original issue date of the Securities does not exceed 50% of the Guarantor’s Adjusted Consolidated Net Worth.

(b) The restriction set forth in Section 6.05(a) above will not apply to:

(i) any Lien which is in existence prior to the original issue date of the Securities and any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased);

(ii) any Lien arising or already arisen automatically by operation of law which is promptly discharged or disputed in good faith by appropriate proceedings; provided that any reserve or other appropriate provision required by IFRS IASB shall have been made therefor;

(iii) any Lien over goods (or any documents relating thereto) arising either in favor of a bank issuing a form of documentary credit in connection with the purchase of such goods or by way of retention of title by the supplier of such goods where such goods are supplied on credit, subject to such retention of title, and in both cases where such goods are acquired in the ordinary course of business;

(iv) any right of set-off or combination of accounts arising in favor of any bank or financial institution as a result of the day-to-day operation of banking arrangements;

(v) any Lien either over any asset acquired after the original issue date of the Securities which is in existence at the time of such acquisition or in respect of the obligations of any Person which becomes a Subsidiary of the Guarantor after the original issue date of the Securities which is in existence at the date on which it becomes a Subsidiary of the Guarantor and in both cases any replacement thereof created in connection with the refinancing (together with interest, fees and other charges attributable thereto) of the Indebtedness originally secured (but the principal amount secured by any such Lien may not be increased); provided that any such Lien was not incurred in anticipation of such acquisition or of such company becoming a subsidiary of the Guarantor;

(vi) any Lien created on any property or asset acquired, leased or developed (including improved, constructed, altered or repaired) after the original issue date of the Securities; provided, however, that (a) any such Lien shall be confined to the property or asset acquired, leased or developed (including improved, constructed, altered or repaired); (b) the principal amount of the debt encumbered by such Lien shall not exceed the cost of the acquisition or development of such property or asset or any improvement thereto (including any construction, repair or alteration) or thereon and (c) any such Lien shall be created concurrently with or within one year following the acquisition, lease or development (including construction, improvement, repair or alteration) of such property or asset;

(vii) any Lien pursuant to any order of attachment, execution, enforcement, distraint or similar legal process arising in connection with court proceedings; provided that such process is effectively stayed, discharged or otherwise set aside within 30 days;

(viii) any Lien created or outstanding in favor of the Guarantor or any of its Subsidiaries;

(ix) any easement, right-of-way, zoning and similar restriction and other similar charge or encumbrance not interfering with the ordinary course of business of the Guarantor and its Principal Subsidiaries;

(x) any lease, sublease, license and sublicense granted to any third party and any Lien pursuant to farm-in and farm-out agreements, operating agreements, development agreements and any other agreements, which are customary in the oil and gas industry and in the ordinary course of business of the Guarantor and any Principal Subsidiary;

(xi) any Lien on any property or asset to secure all or part of the cost of exploration, drilling, development, production, gathering, processing, marketing of such property or asset or to secure Indebtedness incurred to provide funds for any such purpose;

(xii) any Lien over any property or asset to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control, abatement or remediation facilities;

(xiii) any Lien arising in connection with industrial revenue, development or similar bonds or other indebtedness or means of project financing (not to exceed the value of the project financed and limited to the project financed);

(xiv) any Lien in favor of any government or any subdivision thereof, securing the obligations of the Guarantor or any of its Principal Subsidiaries under any contract or payment owed to such governmental entity pursuant to applicable laws, rules, regulations or statutes;

(xv) any Lien over any property or asset securing Indebtedness of the Guarantor or any of its Principal Subsidiaries guaranteed by any international finance agency, including the World Bank and the International Finance Corporation, or any subdivision, department or division thereof;

(xvi) any right arising in connection with the sale or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of such crude oil, natural gas or other petroleum hydrocarbons or a specified amount of money, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment or overriding royalty;

(xvii) any Lien created in connection with any sale/leaseback transaction, subject to the limitation set forth in Section 6.06;

(xviii) any renewal or extension of any of the Liens described in the foregoing clauses which is limited to the original property or asset covered thereby; or

(xix) any Lien in respect of Indebtedness of the Guarantor or any of its Subsidiaries with respect to which the Guarantor or such Subsidiary has paid money or deposited money or securities with a fiscal agent, trustee or depositary to pay or discharge in full the obligations of the Guarantor and its Subsidiary in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full).

Section 6.06 Sale and Leaseback Transactions. Except as otherwise provided by Section 3.01 with respect to any series of Securities, the Guarantor shall not, and shall not cause or permit any Principal Subsidiary to, enter into any Sale and Leaseback Transaction with any Person (not including any Principal Subsidiary) for a period, including renewals, in excess of three years of any Principal Property which has been owned by the Guarantor or a Principal Subsidiary for more than six months unless either:

(a) the Guarantor or such Principal Subsidiary would be permitted under Section 6.05 to create, incur or permit to exist a Lien on the Principal Property to secure Indebtedness (without equally and ratably securing the Securities with such Indebtedness) at least equal in amount to the Attributable Value of the Sale and Leaseback Transactions; or

(b) the Guarantor or such Principal Subsidiary, within 120 days after such sale or transfer, (x) applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof or, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the Principal Property so leased (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) to (A) the retirement of Indebtedness of the Guarantor or such Principal Subsidiary ranking prior to or on parity with the Securities, incurred or assumed by the Guarantor or such Principal Subsidiary, which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring or assuming such Indebtedness; provided, however, that in connection with such application, the Guarantor or such Principal Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount of such Indebtedness so voluntarily retired by the Guarantor or such Principal Subsidiary; or (B) the purchase of other property which will constitute a Principal Property having a fair market value (as determined in good faith by any two members of the Board of Directors of the Guarantor or such Principal Subsidiary) at least equal to the fair market value of the Principal Property leased in such Sale and Leaseback Transaction; or (y) deposits, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof into an escrow account which is used solely for the purpose of providing for the Guarantor’s or such Principal Subsidiary’s obligations under the Sale and Leaseback Transaction.

Section 6.07 Limitation on Issuer’s Activities.

(a) For so long as the Securities are Outstanding, the Issuer will conduct no business or any other activities other than the offering, sale or issuance of Indebtedness and the lending of the proceeds thereof to the Guarantor or a company controlled by the Guarantor and any other activities in connection therewith. Upon any merger of the Issuer into the Guarantor or of the Guarantor into the Issuer, this covenant will no longer apply.

(b) For so long as any Securities are Outstanding, neither the Issuer nor the Guarantor will take any action to change the Issuer’s election to be a disregarded entity for U.S. federal income tax purposes.

Section 6.08 Additional Amounts. Except as otherwise provided by Section 3.01 with respect to any series of Securities:

(a) All payments of principal and interest in respect of the Securities of any series and/or the Guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, levied, collected, withheld or assessed by or on behalf of the British Virgin Islands, Hong Kong, the PRC or any other jurisdiction in which the Guarantor or the Issuer (or any successor to the Guarantor or the Issuer) is tax resident, in each case including any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction, or any jurisdiction from or through which any payment is made by or on behalf of the Issuer or the Guarantor (each, a “Relevant Taxing Jurisdiction”) unless such Taxes are required by law to be withheld or deducted. If any deduction or withholding for any present or future Taxes of the applicable Relevant Taxing Jurisdiction shall at any time be so required, the Guarantor or the Issuer, as the case may be, shall pay such additional amounts (“Additional Amounts”) as will result (after deduction of such Taxes and any additional Taxes payable in respect of such Additional Amounts) in receipt by each Holder of any Security of such amounts as would have been received by such Holder with respect to such Security or the Guarantee, as applicable, had no such withholding or deduction been required; provided, however, that no Additional Amounts shall be payable in respect of any Security:

(i) to a Holder (or to a third party on behalf of a Holder) who is liable to such Taxes in respect of such Security by reason of his having some connection with the Relevant Taxing Jurisdiction other than the mere holding of the Security;

(ii) which is surrendered (where required to be surrendered) more than 30 days after the Relevant Date, except to the extent that the Holder of it would have been entitled to such Additional Amounts on surrender of such Security for payment on the last day of such period of 30 days, where “Relevant Date” means whichever is the later of (A) the date on which such payment first becomes due and (B) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Securities;

(iii) to a Holder (or to a third party on behalf of a Holder) who would have been able to avoid such withholding or deduction by duly presenting the Security (where presentation is required) to another paying agent;

(iv) with respect to any Taxes that would not have been imposed but for the failure of the Holder or beneficial owner to comply with a timely request of the Issuer or the Guarantor addressed to the Holder to provide certification or information concerning the nationality, residence or identity of the Holder or beneficial owner of the Security, if compliance is required as a precondition to relief or exemption from the Tax;

(v) with respect to any withholding or deduction that is imposed or levied on a payment pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

(vi) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other similar governmental charge; or

(vii) any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Security or the Guarantee; or

(viii) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding items (i) through (vii) above.

(b) Additional Amounts will not be paid with respect to any payment of the principal of or any interest on any Security or under the Guarantee to any Holder of a Security who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.

(c) At least 10 days prior to the first Interest Payment Date for the Securities and at least 10 days prior to each date of payment of principal or interest on the Securities if there has been a change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee and the principal Paying Agent, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent whether such payment of principal of or interest on the Securities or any payment on the Guarantee shall be made to Holders without withholding or deduction for or on account of any Taxes. The Trustee shall be authorized and protected in conclusively relying upon the most recent Officer’s Certificate received by it in connection with the foregoing. If any such withholding or deduction shall be required, then such Officer’s Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders, and the Issuer and the Guarantor agree to pay to the Trustee or such Paying Agent the Additional Amounts required to be paid by this Section 6.08. The Issuer and the Guarantor, jointly and severally, covenant to indemnify the Trustee and any Paying Agent to their satisfaction for, and to hold them harmless against, any loss, liability or expense incurred arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 6.08.

(d) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, or interest in respect of any Security or Guarantee, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

(e) Sections 6.08(a), (b), (c) and (d) shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Issuer or the Guarantor, as the case may be, is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Taxing Jurisdiction”), substituting such Successor Taxing Jurisdiction for the Relevant Taxing Jurisdiction. Such Successor Taxing Jurisdiction shall be treated as a Relevant Taxing Jurisdiction for purposes of this Section 6.08.

(f) The obligation of the Issuer or the Guarantor to make payments of Additional Amounts under this Section 6.08 shall survive any termination, defeasance or discharge of this Indenture.

Section 6.09 Merger, Consolidation and Sale of Assets. Except as otherwise provided by Section 3.01 with respect to any series of Securities:

(a) Neither the Guarantor nor the Issuer may consolidate with or merge into any other Person in a transaction in which the Guarantor or the Issuer, as the case may be, is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

(i) any Person formed by such consolidation or into which the Guarantor or the Issuer, as the case may be, is merged or to whom the Guarantor or the Issuer, as the case may be, has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the jurisdiction of its organization and such Person expressly assumes by an indenture supplemental to the Indenture all the obligations of the Issuer or the Guarantor under the Indenture, the Securities or the Guarantees, as the case may be;

(ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii) any such Person not organized and validly existing under the laws of (or any such Person resident for tax purposes in a jurisdiction other than) Hong Kong, the PRC or any successor jurisdiction (in the case of the Guarantor) or the British Virgin Islands or any successor jurisdiction (in the case of the Issuer) shall expressly agree in a supplemental indenture that its jurisdiction of organization or tax residence (or any political subdivision, territory or possession thereof, any taxing authority therein or any area subject to its jurisdiction) will be added to the list of Relevant Taxing Jurisdictions; and

(iv) if, as a result of the transaction, any property or asset of the Guarantor or any of its Subsidiaries would become subject to a Lien that would not be permitted under Section 6.05, the Guarantor, the Issuer or such successor Person takes such steps as shall be necessary to secure the Securities at least equally and ratably with the Indebtedness secured by such Lien or by such other Lien as shall have been approved by Holders of Securities as provided in Section 14.02, for so long as such Indebtedness will be secured.

(b) In connection with any consolidation, merger, conveyance, transfer or lease contemplated hereby, the Issuer or the Guarantor, as the case may be, and the relevant Person shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c) Upon any consolidation or merger or any conveyance, transfer or lease of the property and the assets of the Issuer or the Guarantor, as the case any be, substantially as an entirety in accordance with the provisions described in this Section 6.09, the successor Person formed by such consolidation or into which the Issuer or the Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer or the Guarantor, as the case may be, under the Indenture with the same effect as if such successor Person had been named as the Issuer or the Guarantor, as the case may be, therein. When a successor assumes all the obligations of its predecessor under the Indenture and the Securities or the Indenture and the Guarantees, as the case may be, the predecessor will be released from those obligations; provided that, in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or under the Guarantees.

Section 6.10 Statement as to Compliance; Notice of Default.

(a) The Issuer and the Guarantor will deliver to the Trustee within 180 days after the end of each fiscal year (which ends on December 31) ending after the date hereof, an Officer’s Certificate of the Issuer and the Guarantor stating whether, to such officer’s knowledge, the Issuer and the Guarantor, as the case may be, are in compliance with all covenants and conditions to be complied with by them under this Indenture. For purposes of this Section 6.10, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b) If a Default has occurred and is continuing, the Issuer and the Guarantor shall deliver to the Trustee an Officer’s Certificate specifying such Default and the circumstances relating thereto as soon as practicable and in any event within five Business Days of its occurrence.

Section 6.11 Waiver of Stay, Extension or Usury. The Issuer and the Guarantor each covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and the Guarantor each (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.12 Waiver of Certain Covenants. The Issuer and the Guarantor may omit in any particular instance to comply with any covenant or condition (other than a covenant or condition which under Article 14 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected) if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding shall, by an act of such Holders, waive such compliance in such instance with such covenant or condition. No such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 6.13 Payment for Consents. Neither the Guarantor nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or of the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.01 Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a) failure to pay principal of any Security within two Business Days after the date such amount is due and payable, upon optional redemption, acceleration or otherwise;

(b) failure to pay interest on any Security within 30 days after the due date for such payment;

(c) failure to perform any other covenant or agreement of the Guarantor or the Issuer herein, and such failure continues for 60 days after there has been given, by registered or certified mail, to the Guarantor or the Issuer, as the case may be, by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding (with a copy to the Trustee) a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the Guarantee shall cease to be in full force or effect or the Guarantor shall deny or disaffirm its obligations under the Guarantee;

(e) (i) failure to pay upon final maturity (after giving effect to the expiration of any applicable grace period therefor) the principal of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary, (ii) acceleration of the maturity of any Indebtedness of the Issuer, the Guarantor or any Principal Subsidiary following a default by the Issuer, the Guarantor or such Principal Subsidiary, if such Indebtedness is not discharged, or such acceleration is not annulled, within 10 days after receipt by the Trustee of written notice thereof from the Issuer or the Guarantor pursuant to Section 6.10(c) or otherwise, or (iii) failure to pay any amount payable by the Issuer, the Guarantor or any Principal Subsidiary under any guarantee or indemnity in respect of any Indebtedness of any other Person thereof, if such obligation is not discharged or otherwise satisfied within 10 days after receipt by the Trustee of written notice thereof from the Issuer or the Guarantor pursuant to Section 6.10(b) or otherwise; provided, however, that no such event set forth in clause (i), (ii) or (iii) shall constitute an Event of Default unless the aggregate outstanding Indebtedness to which all such events relate exceeds US$100,000,000 (or its equivalent in any other currency);

(f) a decree or order is entered (i) for relief in respect of the Issuer, the Guarantor or any Principal Subsidiary in an involuntary case of winding up or bankruptcy proceeding under applicable law or (ii) adjudging the Issuer, the Guarantor or any Principal Subsidiary bankrupt or insolvent, or seeking reorganization, winding up, arrangement, adjustment or composition of or in respect of the Issuer, the Guarantor or any Principal Subsidiary under applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, the Guarantor or any Principal Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(g) the Issuer, the Guarantor or any Principal Subsidiary institutes a voluntary case or proceeding under applicable bankruptcy, insolvency, reorganization or similar law, or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer, the Guarantor or any Principal Subsidiary files a petition or answer or consent seeking reorganization or relief under applicable bankruptcy, insolvency, reorganization or similar law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer, the Guarantor or any Principal Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

Section 7.02 Acceleration of Maturity; Rescission.

(a) If an Event of Default (other than an Event of Default specified in Section 7.01(f) or Section 7.01(g)) occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount of the Outstanding Securities, by written notice to the Issuer and the Guarantor (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, subject to the Trustee’s right to receive security and/or indemnification from such Holders at its sole discretion to its satisfaction, declare all unpaid principal of, and any accrued and unpaid interest on, all the Securities (and any Additional Amounts payable in respect thereof) to be due and payable immediately. Notwithstanding the foregoing, in the event of an Event of Default specified in Section 7.01(f) or Section 7.01(g), the amounts described above shall by such fact itself automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Issuer, the Guarantor and the Trustee, may rescind and annul such acceleration if (a) the Issuer or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee or the Paying Agent (if the Issuer has appointed a paying agent other than the Trustee) under this Indenture and the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee or the Paying Agent (if the Issuer has appointed a paying agent other than the Trustee), their respective agents and counsel and any other amounts due the Trustee under Section 11.01, (2) all overdue interest on all Securities, (3) the principal of any Securities which have become due otherwise than by such acceleration and interest thereon at the rate borne by the Securities, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such acceleration, have been waived as provided in Section 7.13 or cured. No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 7.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer and the Guarantor, jointly and severally, covenant that if:

(i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii) default is made in the payment of the principal of any Security when such amount of principal becomes due and payable and such default continues for a period of two Business Days,

the Issuer and/or the Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (and any Additional Amounts payable in respect thereof) and, to the extent that payment of such interest shall be legally enforceable, interest on overdue installments of interest at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01.

(b) If the Issuer or the Guarantor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, the Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Guarantor or any other obligor upon the Securities, wherever situated.

(c) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.04 Trustee May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Guarantor or any other obligor upon the Securities or the property of the Issuer, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or the Guarantor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal and any interest (and any Additional Amounts payable in respect thereof) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01.

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.05 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 11.01, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 7.06 Application of Money Collection. Any money, securities or other property collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium and interest (and any Additional Amounts payable in respect thereof), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and to the Paying Agent (if the Issuer has appointed a paying agent other than the Trustee) under this Indenture;

Second: To the payment of the amounts then due and unpaid upon the Securities for principal or any interest (and any Additional Amounts payable in respect thereof), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal or any interest (and any Additional Amounts payable in respect thereof); and

Third: The balance, if any, to the Issuer.

Section 7.07 Limitation on Suits. No Holder of any Securities of a series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities or the Guarantees, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in the Trustee’s own name;

(c) such Holder or Holders have offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 7.08 Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture or any provision of the Securities, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) interest on such Security (and any Additional Amounts payable in respect thereof) on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

Section 7.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.10 Rights and Remedies Cumulative. Except as provided in Section 3.07 with respect to the replacement or repayment of mutilated, defaced or apparently destroyed, lost or stolen Securities, no right or remedy herein conferred upon or reserved to the Trustee or to the

Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the extent permitted by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.12 Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability or cause it to expend or risk its own funds or otherwise incur any financial liability in following such direction or that the Trustee determines in good faith may be unduly prejudicial to the rights of the Holders not joining in the giving of such direction;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Trustee will be under no obligation to exercise any of its rights and powers under the Indenture unless it has been provided pre-funding, security and/or indemnity to its satisfaction against any costs, expenses and liabilities it may properly incur. In the exercise of its duties, the Trustee shall not be responsible for the calculation or computation of any amount payable under the Securities and the Guarantee or the verification of any such calculations or computations or any verification of the accuracy or completeness of any certification, opinion or other documents submitted to it by the Issuer or the Guarantor.

Section 7.13 Waiver of Defaults.

(a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of a series by written notice to the Trustee may on behalf of the Holders of all the Securities of such series waive any existing or past Default or Event of Default hereunder and its consequences, except a continuing Default or Event of Default:

(i) in the payment of the principal of and interest on (or Additional Amounts payable in respect of) any Security, or

(ii) in respect of a covenant or provision hereof which under Article XIV cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant, in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of a series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 7.15 Currency Indemnity. Unless otherwise provided with respect to the Securities of any series pursuant to Section 3.01:

(a) The sole currency of account and payment for all sums payable by the Issuer under or in connection with this Indenture and the Securities and by the Guarantor under or in connection with this Indenture and the Guarantees, including damages, shall be U.S. Dollars. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or the Guarantor or otherwise) by any Holder of a Security or the Trustee, as the case may be, in respect of any sum expressed to be due to it from the Issuer or the Guarantor shall only constitute a discharge to the Issuer or the Guarantor, as the case may be, to the extent of the U.S. Dollar amount which the recipient in accordance with normal banking procedures is able to purchase with the amount so received or recovered in that other currency on the day following that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under this Indenture, any Security or the Guarantee, the Issuer or the Guarantor, as the case may be, shall indemnify the recipient against any loss sustained by it as a result; provided, however, that if the U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due, the Holder or the Trustee, as the case may be, shall pay to or for the account of the Issuer or the Guarantor, as the case may be, such excess; provided further, that the Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default by the Issuer or the Guarantor in its obligations under this Indenture or the Securities has occurred and is continuing, in which case such excess may be applied by the Holder or the Trustee, as the case may be, to such obligations. In any event, the Issuer or the Guarantor, as the case may be, shall indemnify the recipient against the cost of making any such purchase if such purchase is actually made.

(b) For the purposes of this Section 7.15, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantor’s other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Security and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security or the Guarantee.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

Section 8.01 Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantor), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 8.02 Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b) The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c) The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

(d) The Trustee may require such additional proof of any matter referred to in this Section 8.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e) If the Issuer shall solicit from the Holders of Securities of any series any action, the Issuer may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Issuer shall have no obligation to do so. Any such record date shall be fixed at the Issuer’s discretion; provided that such record date shall not be more than 30 calendar days prior to the first solicitation of any consent or waiver or more than 30 calendar days prior to the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 8.03 Persons Deemed Owners.

(a) The Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name any Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any agent of the Issuer, the Guarantor or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b) None of the Issuer, the Guarantor, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04 Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE IX

SECURITYHOLDERS’ MEETINGS

Section 9.01 Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a) to give any notice to the Issuer, the Guarantor or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VIII;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article XI;

(c) to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 14.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities of such series at their addresses as they shall appear on the Register. Such notice shall be mailed not less than 20 nor more than 90 calendar days prior to the date fixed for the meeting.

Section 9.03 Call of Meetings by Issuer or Securityholders. In case at any time the Issuer or the Holders of at least 10% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05 Regulation of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Securityholders as provided in Section 9.03, in which case the Issuer or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c) At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each US$1,000 principal amount of Securities of such series Outstanding held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE X

REPORTS BY THE ISSUER AND THE TRUSTEE AND

SECURITYHOLDERS’ LISTS

Section 10.01 Reports by Trustee.

(a) So long as any Securities are Outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein.

(b) The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.01, file a copy of such report with each securities exchange upon which the Securities are listed or each automated quotation system on which the Securities are quoted, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange or automated quotation system, if any. The Issuer agrees to notify the Trustee when, as and if the Securities become listed or delisted on any securities exchange or admitted to trading on any automated quotation system and of any delisting thereof.

The Issuer and the Guarantor shall reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.01 and of Section 10.02.

Section 10.02 Reports by the Issuer. The Issuer shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 calendar days after the same is filed with the SEC; provided further that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Issuer shall satisfy the requirements of this

Section 10.02 so long as such entity is an obligor or guarantor on the Securities; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Issuer in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the Trustee pursuant to this Section is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). It is expressly understood that materials transmitted electronically by the Issuer to the Trustee or filed pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 10.02.

Section 10.03 Securityholders’ Lists. The Issuer covenants and agrees that it shall furnish or cause to be furnished to the Trustee:

(a) semi-annually, within 15 calendar days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE XI

CONCERNING THE TRUSTEE

Section 11.01 Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a) The Trustee shall be entitled to such compensation as the Issuer, the Guarantor and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Issuer and the Guarantor shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including, without limitation, the reasonable expenses and disbursements of its agents, delegates, attorneys and counsel), except any such expense, disbursement or advance caused by its own gross negligence, fraudulent activity or willful misconduct.

If an Event of Default shall have occurred, or if the Trustee finds it expedient or necessary, or is requested by the Issuer or the Guarantor to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Issuer and the Guarantor will pay such additional remuneration as they may agree or, failing such agreement, as determined by an independent international merchant or investment bank (acting as an expert) selected by the Trustee and, prior to the occurrence of an Event of Default that is continuing, also approved by the Issuer and the Guarantor. The expenses involved in such nomination and such merchant or investment bank’s fee will be paid by the Issuer and the Guarantor. The determination of such merchant or investment bank will be conclusive and binding on the Issuer, the Guarantor and the Trustee.

The Issuer and the Guarantor, jointly and severally, also agree to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own gross negligence, fraudulent activity or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those caused by its own gross negligence, fraudulent activity or willful misconduct. The Trustee shall notify the Issuer and the Guarantor promptly of any claim for which it may seek indemnity; provided, however, that the failure to so notify the Issuer or the Guarantor shall not affect the obligations of the Issuer or the Guarantor hereunder to indemnify. In the absence of a Default or an Event of Default, the Issuer and the Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

As security for the performance of the obligations of the Issuer and the Guarantor under this Section 11.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Issuer and the Guarantor to compensate and indemnify the Trustee under this Section 11.01(a) shall survive the resignation or removal of the Trustee, any satisfaction and discharge under Article XII, the payment of any Securities and the termination of this Indenture for any reason. In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 7.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or similar laws.

(b) The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents, delegates and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals (if any) in this Indenture, the Securities (except its certificates of authentication thereon) or the Guarantees, all of which are made solely by the Issuer or the Guarantor, as the case may be; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, the Securities (except its certificates of authentication thereon) or the Guarantees, and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer and the Guarantor are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of any Securities, or the proceeds of any Securities.

(d) The Trustee may consult with counsel of its selection, and, subject to Section 11.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in reliance thereon.

(e) The Trustee, subject to Section 11.02, may rely upon the Officer’s Certificate of the Issuer or the Guarantor as to the adoption of any Board Resolution or resolution of the stockholders of the Issuer or the Guarantor, and any request, direction, order or demand of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Issuer or the Guarantor and an Opinion of Counsel (unless other evidence in respect thereof be herein specifically prescribed).

(f) Subject to Section 11.04, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Issuer or the Guarantor with the same rights it would have had if it were not the Trustee or such agent.

(g) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Issuer and Guarantor.

(h) Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have provided to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer, the Guarantor or any Subsidiary thereof. The Trustee shall not be deemed to have knowledge or be charged with notice of any Default or Event of Default with respect to any Securities unless a Responsible Officer of the Trustee has actual knowledge by way of written notice thereof or unless the Holders of not less than 25% of the Outstanding

Securities notify the Trustee thereof by a written notice to the Trustee that is received by the Trustee at its Corporate Trust Office and such notice references such Securities and this Indenture.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document; provided, however, that the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit at the expense of the Issuer and the Guarantor and shall incur no liability of any kind by reason of such inquiry or investigation.

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, as Registrar or Paying Agent), and to each agent, custodian and other person employed to act hereunder.

(o) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p) The Trustee may request that the Issuer or the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q) The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(r) The Trustee may refrain from taking any action in any jurisdiction if taking such action in that jurisdiction would, in the reasonable opinion of the Trustee based on written legal advice received from qualified legal counsel in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may refrain from taking such action if, in the reasonable opinion of the Trustee based on such legal advice, it would otherwise render the Trustee liable to any person in that jurisdiction or the State of New York and there has not been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the liabilities to be incurred therein or thereby, or the Trustee would not have the legal capacity to take such action in that jurisdiction by virtue of applicable law in that jurisdiction or the State of New York or by virtue of a written order of any court or other competent authority in that jurisdiction that the Trustee does not have such legal capacity.

(s) The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control. No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(t) To the extent that the Trustee is granted any discretion herein to act or not act, the Trustee shall have absolute and uncontrolled discretion as to the exercise of its rights and discretions, the exercise or non-exercise of which as between the Trustee and the Holders of securities shall be conclusive and binding on the Holders, subject to Section 11.02 hereof.

Section 11.02 Duties of Trustee.

(a) If one or more of the Events of Default specified in Section 7.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Subject to Section 11.02(a),

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; provided that, in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i) the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture;

(iii) none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(iv) this subsection (c) shall not be construed to limit the effect of subsection (b) of this Section 11.02.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02.

Section 11.03 Notice of Defaults. Within 90 calendar days after the occurrence thereof and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section). Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on, any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

Section 11.04 Eligibility; Disqualification.

(a) The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least US$50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are Outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.04 shall be automatically amended to incorporate such changes.

Section 11.05 Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Issuer and the Guarantor notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Issuer and the Guarantor of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Issuer or the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 11.04 and shall fail to resign after written request therefor by the Issuer or the Guarantor or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer or the Guarantor by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification and its lien provided in Section 11.01(a) shall survive its resignation or removal, the satisfaction and discharge of this Indenture and the termination of this Indenture for any reason.

Section 11.06 Successor Trustee by Appointment.

(a) In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.04(b), in which event the vacancy shall be filled as provided in Section 11.04(b)), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Issuer and the other with the successor Trustee; provided that, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Issuer, or, in case all or substantially all the assets of the Issuer shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Bankruptcy Code), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 11.04 and 11.05, upon the appointment as above provided of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Issuer, or by such receivers, trustees or assignees.

(b) If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Issuer or by the Holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 calendar days after such appointment shall have been made, the resigning Trustee at the expense of the Issuer and the Guarantor may apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Issuer and the Guarantor may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 11.01(a). Nevertheless, on the written request of the Issuer or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 11.01(a); and, upon request of any such successor Trustee and the Issuer shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 11.07 Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.08 Right to Rely on Officer’s Certificate and Opinion of Counsel. Subject to Section 11.02, and subject to the provisions of Section 17.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and an Opinion of Counsel with respect thereto delivered to the Trustee, and such Officer’s Certificate and an Opinion of Counsel, in the absence of bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 11.09 Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50 million and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.09.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.09.

Section 11.10 Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

ARTICLE XII

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.01 Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.01), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 12.02 Satisfaction and Discharge of Indenture.

(a) If at any time (a) the Issuer or the Guarantor shall have paid or caused to be paid the principal of and interest on (and any Additional Amounts payable in respect thereof) all the Securities Outstanding of a series, as and when the same shall have become due and payable, or (b) the Issuer or the Guarantor shall have delivered to the Trustee for cancellation all Securities of a series theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.07 or Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or the Guarantor or discharged from such trust, as provided in Section 6.03 and Section 12.04) and if, in any such case, the Issuer or the Guarantor shall also pay or cause to be paid all other sums payable under this Indenture with respect to all Securities of such series by the Issuer or the Guarantor, then this Indenture shall cease to be of further effect with respect to the Securities of such series, and the Trustee, on Request of the Issuer or the Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with, and at the cost and expense of the Issuer and the Guarantor, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to the Securities of such series.

(b) Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A)(y) of clause (i) of Section 12.02(a), the obligations of the Trustee under Section 12.07 and Section 6.03(e) shall survive such satisfaction and discharge.

Section 12.03 Defeasance upon Deposit of Moneys or U.S. Government Obligations.

(a) Each of the Issuer or the Guarantor, may, at its option by Board Resolution, at any time, elect to have the Issuer and the Guarantor discharged from their respective obligations with respect to all Outstanding Securities of a series on the date the conditions set forth below in Section 12.03(b) are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 12.03(c) and the other Sections of this Indenture referred to in clause (i), (ii), (iii) and (v) below, and the Issuer and the Guarantor shall be deemed to have satisfied all their other obligations under such Securities, the Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuer and the Guarantor, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of Outstanding Securities of such series to receive solely from the trust fund described in Section 12.03(c) and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities (and any Additional Amounts payable in respect thereof) when such payments are due, or on the Redemption Date, as the case may be;

(ii) the Issuer’s and the Guarantor’s obligations with respect to such Securities under Sections 3.02, 3.03, 3.05, 3.06, 3.07, 3.08 and 3.12;

(iii) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Issuer’s and the Guarantor’s obligations in connection therewith;

(iv) this Section 12.03; and

(v) the obligations of the Issuer and the Guarantor to pay any Additional Amounts under Section 6.08 except to the extent such obligations are satisfied out of amounts in the trust fund.

(b) The following shall be the conditions to application of Section 12.03(a) to the Outstanding Securities of a series:

(i) The Issuer or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) cash in U.S. Dollars in an amount, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment on the Securities, cash in U.S. Dollars in an amount, or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants in the United States expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee to pay and discharge the principal of and interest on (and any Additional Amounts payable in respect thereof) the Outstanding Securities on the Stated Maturity of such principal of and interest on the Securities (and any Additional Amounts payable in respect thereof); provided that the Trustee shall have been irrevocably instructed by the Issuer in writing to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

(ii) The Issuer or the Guarantor shall have delivered to the Trustee an opinion of independent legal counsel of recognized standing licensed to practice law in the United States that (1) the Issuer or the Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the original issue date of the Securities of such series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(iii) No Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or at any time in the period ending on the 91st day after the date of such deposit;

(iv) Such election under Section 12.03(a) shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;

(v) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following such deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(vi) The Issuer or the Guarantor, as the case may be, shall have delivered to the Trustee an Officer’s Certificate stating that the deposit made by it pursuant to its election under Section 12.03(a) was not made with the intent of preferring the Holders over its other creditors or with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(vii) Each of the Issuer and the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the defeasance under Section 12.03(a) have been complied with as contemplated by this Section 12.03(b).

(c) Subject to the provisions of Section 12.03(e), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.03(b) in respect of the Outstanding Securities of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal and interest (and any Additional Amounts payable in respect thereof), but such money need not be segregated from other funds except to the extent required by law and the Trustee or any Paying Agent shall be under no obligation to invest and shall be under no liability for interest on such money.

(d) Without limiting the rights of Holders under other provisions hereof, the Issuer and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.03(b) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

(e) Notwithstanding anything to the contrary in this Section 12.03, the Trustee shall deliver or pay to the Issuer or the Guarantor from time to time upon a Request by the Issuer or the Guarantor any money or U.S. Government Obligations held by it as provided in Section 12.03(b) which, in the opinion of a nationally recognized firm of independent public accountants in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (i) of Section 12.03(b)) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance.

(f) If the Trustee or Paying Agent is unable to apply any deposited moneys or U.S. Government Obligations in accordance with Section 12.03(c), Section 12.03(d) or Section 12.03(e) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities of such series and the Guarantor’s obligations under this Indenture and the Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.03(b) until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.03(c), Section 12.03(d) or Section 12.03(e); provided, however, that, if the Issuer or the Guarantor makes any payment of principal of and interest (and any Additional Amounts payable in respect thereof) on any Security following the reinstatement of its obligations, then the Issuer or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 12.04 Repayment to Issuer. The Trustee and any Paying Agent shall promptly pay to the Issuer (or to its designee) upon the Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or U.S. Government Obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.06. The provisions of the last paragraph of Section 6.03 shall apply to any moneys or U.S. Government Obligations held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which moneys or U.S. Government Obligations have been deposited pursuant to Section 12.03.

Section 12.05 Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 12.03 above shall be irrevocable (except to the extent provided in Sections 12.04 and 12.07) and shall be made under the terms of an escrow trust agreement. As contemplated under this Article 12, if any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Issuer shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Guarantor. The agreement shall provide that, upon satisfaction of any Mandatory Sinking Fund Payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Issuer as excess moneys pursuant to Section 12.04 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Issuer or pursuant to Optional Sinking Fund Payments, the applicable escrow trust agreement may, at the option of the Issuer, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Issuer to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Issuer as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed. In the case of exercise of Optional Sinking Fund Payment rights by the Issuer, such agreement shall, at the option of the Issuer, provide that upon deposit by the Issuer with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Issuer as excess funds pursuant to Section 12.04 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

Section 12.06 Application of Trust Money.

(a) Neither the Trustee nor any other paying agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Issuer in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time Outstanding, as the case may be, shall be applied as provided in Section 6.03(e).

(b) Subject to the provisions of clause (a) above, any moneys or U.S. Government Obligations which at any time shall be deposited by the Issuer or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other paying agent in trust for the respective Holders of the Securities for the purpose for which such moneys or U.S. Government Obligations shall have been deposited; provided that such moneys or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 12.07 Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE XIII

IMMUNITY OF CERTAIN PERSONS

Section 13.01 No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or the Guarantor or of any of their successors thereto, either directly or through the Issuer, the Guarantor or any successor thereto, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuer or the Guarantor or of any successor thereto, either directly or through the Issuer, the Guarantor or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE XIV

SUPPLEMENTAL INDENTURES

Section 14.01 Without Consent of Securityholders. Except as otherwise provided by Section 3.01 with respect to any series of Securities, the Issuer and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, without the consent of any Holders for any of the following purposes:

(a) to cure any ambiguity or to correct any provision herein which may be defective or inconsistent with any other provision herein; it being expressly understood that any amendment described in this clause (a) made solely to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of Debt Securities” in the Prospectus or of the section entitled “Description of the Notes” in the Prospectus Supplement will not be deemed to materially and adversely affect the interests of Holders;

(b) to secure the Securities pursuant to the requirements of Section 6.05 or Section 6.09 or otherwise;

(c) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(d) to make any other change that would provide any additional rights or benefits to the Holders or that does not in an Opinion of Counsel adversely affect the legal rights of any Holder under this Indenture or the Securities of such series;

(e) to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, as the case may be, contained herein and in the Securities of such series or the Guarantee, as the case may be;

(f) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, but not limited to, facilitating the issuance and administration of any series of the Securities or, if incurred in compliance with this Indenture, Additional Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in any series of the Securities being transferred in violation of the U.S. Securities Act of 1933, as amended, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(g) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

(h) to make any amendment to this Indenture necessary to qualify this Indenture under the Trust Indenture Act;

(i) to add guarantors or co-obligors with respect to any series of Securities; and

(j) to establish the form and terms of Securities of any series as permitted in Section 3.01, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed.

Subject to the provisions of Section 14.03, the Trustee is authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 14.02.

Section 14.02 With Consent of Securityholders; Limitations.

(a) With the consent of the Holders (evidenced as provided in Article VIII) of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by an act of such Holders delivered to the Issuer, the Guarantor and the Trustee, the Issuer and the Guarantor, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i) change the Stated Maturity of the Securities;

(ii) reduce the principal amount of or payments of interest on any such Security;

(iii) change any obligation of the Issuer or the Guarantor to pay Additional Amounts;

(iv) change the currency or place of payment of the principal of or interest on such Security;

(v) impair the right to institute suit for the enforcement of any payment due on or with respect to any such Security;

(vi) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture or waiver provided in this Section 14.02 or the consent of whose Holders is required for any waiver provided for in Section 6.12 or Section 7.13;

(vii) change, in any manner adverse to the interest of Holders, the terms and provisions of the Guarantees in respect of the due and punctual payment of principal of and interest on the Securities;

(viii) reduce the premium payable upon the redemption or repurchase of any Securities Outstanding or change the time at which any of the Securities Outstanding may be redeemed or required to be repurchased as described under Section 4.07; or

(ix) modify any of the provisions of Section 6.12, Section 7.13 or this Section 14.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

(b) Any such waivers will be conclusive and binding on all Holders of the Securities of such series, whether or not they have given consent to such waivers, and on all future Holders of the Securities of such series, whether or not notation of such waivers is made upon such Securities. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Security.

(c) It shall not be necessary for any act of Holders under this Section 14.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

(d) A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(e) The Issuer may set a record date pursuant to Section 8.02(e) for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Issuer as authorized or permitted by this Section 14.02.

(f) Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.02, the Issuer shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 14.03 Trustee Protected. Upon the Request of the Issuer, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 17.01 stating that the execution of such supplemental indenture to be entered into pursuant to Section 14.01 or Section 14.02 is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been complied with, and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.02, the Trustee shall join with the Issuer and the Guarantor in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 14.04 Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.05 Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 14.06 Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XV

SUBORDINATION OF SECURITIES

Section 15.01 Agreement to Subordinate. In the event a series of Securities is designated as subordinated pursuant to Section 3.01, and except as otherwise provided in an Order, Officer’s Certificate or in one or more indentures supplemental hereto, the Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of, premium, if any, or interest on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. In the event a series of Securities is not designated as subordinated pursuant to Section 3.01(r), this Article XV shall have no effect upon such series of Securities.

Section 15.02 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities. Subject to Section 15.01, upon any distribution of assets of the Issuer or the Guarantor upon any dissolution, winding up, liquidation or reorganization of the Issuer or the Guarantor, as the case may be, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Issuer or the Guarantor or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under the Bankruptcy Code or any applicable state bankruptcy laws):

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal, premium, if any, or interest thereon before the Holders of the Securities are entitled to receive any payment upon the principal of, premium, if any, or interest on Indebtedness evidenced by the Securities; and

(b) any payment or distribution of assets of the Issuer or the Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XV in respect of the principal of, premium, if any, or interest, on the Securities shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, or interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer or the Guarantor of any kind or character in respect of the principal of, premium, if any, or interest on Indebtedness evidenced by the Securities, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Indebtedness or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, as calculated by the Issuer or the Guarantor, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(d) Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Indebtedness) to receive payments or distributions of cash, property or securities of the Issuer applicable to Senior Indebtedness until the principal of, premium, if any, or interest on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Issuer to or on account of the Securities. It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Issuer, which is unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, or interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Issuer referred to in this Article XV, the Trustee, subject to the provisions of Section 15.05, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XV.

Section 15.03 No Payment on Securities in Event of Default on Senior Indebtedness. Subject to Section 15.01, no payment by the Issuer on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if: (i) a default on Senior Indebtedness exists that permits the holders of such Senior Indebtedness to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Issuer has received notice of such default. The Issuer may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Issuer, but only to the extent that the holders of such Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 calendar days of such payment of the amounts then due and owing on such Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Indebtedness.

Section 15.04 Payments on Securities Permitted. Subject to Section 15.01, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Issuer to make, or prevent the Issuer from making, at any time except as provided in Sections 15.02 and 15.03, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of, premium, if any, or interest on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Issuer or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee, more than two Business Days prior to the date fixed for such payment.

Section 15.05 Authorization of Securityholders to Trustee to Effect Subordination. Subject to Section 15.01, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 15.06 Notices to Trustee. The Issuer and the Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Issuer or the Guarantor that would prohibit the making of any payment of moneys or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article XV. Subject to Section 15.01, notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Issuer) shall be charged with knowledge of the existence of any Senior Indebtedness or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office of the Trustee) written notice thereof from the Issuer or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal of, premium, if any, or interest on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 15.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.07 Trustee as Holder of Senior Indebtedness. Subject to Section 15.01, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder. Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 7.05 or 11.01.

Section 15.08 Modifications of Terms of Senior Indebtedness. Subject to Section 15.01, any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is Outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Securities relating to the subordination thereof.

Section 15.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to Section 15.01, upon any payment or distribution of assets of the Issuer or the Guarantor referred to in this Article XV, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer or the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.10 Satisfaction and Discharge; Defeasance and Covenant Defeasance. Subject to Section 15.01, moneys and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article XII and not, at the time of such deposit, prohibited to be deposited under Sections 15.02 or 15.03 shall not be subject to this Article XV.

Section 15.11 Trustee Not Fiduciary for Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Issuer, the Guarantor or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

ARTICLE XVI

GUARANTEE

Section 16.01 Guarantee.

(a) The Guarantor hereby irrevocably and unconditionally guarantees to each Holder and to the Trustee on behalf of each Holder the due and punctual payment of the principal of and interest on, and all other amounts payable under (including any Additional Amounts payable in respect thereof), each Security provided for pursuant to this Indenture and the terms of such Security when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture. This is a guarantee of payment and not of collection. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee of the Guarantor. The Guarantee will not be discharged with respect to any Security except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). In case of the failure of the Issuer punctually to pay any such principal, interest or other amounts payable, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

(b) The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal obligor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Security or this Indenture (other than in respect of the Guarantee), any failure to enforce the provisions of any Security or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantor increase the principal amount of a Security or the interest rate thereon or change the currency of payment with respect to any Security, or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer (including, for the avoidance of doubt, any right which the Guarantor may have to require the seizure and sale of the assets of the Issuer to satisfy the outstanding principal of, interest on or any other amounts payable under each Security prior to recourse against the Guarantor or its assets), protest or notice with respect to any Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee of the Guarantor will not be discharged with respect to any Security except by payment in full of the principal thereof, interest thereon and all other amounts payable thereunder. If at any time any payment on such Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

Section 16.02 Subrogation. The Guarantor shall be subrogated to all rights of the Holders against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of and interest on and all other amounts due with respect to the Securities shall have been paid in full or payment thereof shall have been provided for in accordance with this Indenture.

Section 16.03 Ranking. The Guarantee is a direct, unconditional, unsubordinated and unsecured obligation of the Guarantor and ranks (i) pari passu in priority of payment, and in all other respects with all other unsecured and unsubordinated obligations of the Guarantor (other than obligations preferred by applicable law) and (ii) senior in priority of payment and in all other respects to all other Indebtedness of the Guarantor that is designated as subordinate or junior in right of payment to the Guarantee.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

Section 17.01 Certificates and Opinions as to Conditions Precedent.

(a) Upon any request or application by the Issuer or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.05 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c) Any certificate, statement or opinion of an officer of the Issuer or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Issuer or the Guarantor stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantor, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d) Any certificate, statement or opinion of an officer of the Issuer or the Guarantor or of counsel to the Issuer or the Guarantor may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 17.02 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with a provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of, the TIA, such imposed duties or incorporated provision shall control.

Section 17.03 Notices to the Issuer, Guarantor and Trustee. Any notice or demand authorized or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Issuer, the Guarantor or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, by regular mail or overnight courier, delivered or faxed to:

(a) the Issuer or the Guarantor, at CNOOC Limited, Room 1105, CNOOC Tower, No.25 of Chaoyangmen North Street, Dongcheng District, 100010 Beijing, China; Attention: Kuang Xiaobing, facsimile number +86-10-8452-1512, or at any other address or facsimile number furnished in writing to the Holders and the Trustee by the Issuer or the Guarantor pursuant hereto.

(b) the Trustee, at the Corporate Trust Office of the Trustee, Attention: Manager, Global Corporate Trust Administrator.

Any such notice, demand or other document shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trust Office.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer or the Guarantor elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Each of the Issuer and the Guarantor agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 17.04 Notices to Holders; Waiver.

(a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage (or if first-class mail is unavailable, by airmail) prepaid, to each Holder of Securities (or the first name in the case of joint Holders) affected by such event at its address as it appears in the Register or at the address provided by such Holder in writing to the Trustee not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder on the fourth Business Day after the date of mailing. So long as and to the extent that the Securities of a series are represented by Global Securities and such Global Securities are held by The Depository Trust Company, notices to owners of beneficial interests in such Global Securities may be given by delivery of the relevant notice to The Depository Trust Company for communication by it to entitled account holders.

(b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(c) In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail notice of any event as required by any provisions of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 17.05 Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 17.06 Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17.07 Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 17.08 Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 17.09 Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 17.10 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 17.11 Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

EACH OF THE COMPANY AND THE TRUSTEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 17.12 Submission to Jurisdiction. Each of the Issuer and the Guarantor irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Securities, the Guarantees or any transaction contemplated thereby. Service of any process, summons, notice or document by registered mail addressed to the agent of the Issuer and the Guarantor, National Corporate Research, Ltd., at 10 East 40th Street, 10th Floor, New York, NY 10016, U.S.A., shall be effective service of process against the Issuer and the Guarantor for any suit, action or proceeding brought in any such court. Each of the Issuer and the Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Issuer and the Guarantor and may be enforced in any other courts to whose jurisdiction the Issuer or the Guarantor is or may be subject, by suit upon judgment. Each of the Issuer and the Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 17.13 Waiver of Immunity. Each of the Issuer and the Guarantor agrees that, to the extent that it has or hereafter may acquire any sovereign or other immunity from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (including any immunity from non-exclusive jurisdiction or from service of process or, except as provided below, from any execution to satisfy a final judgment or from attachment or in aid of such execution or otherwise) with respect to itself or any of its property, it irrevocably waives, to the fullest extent permitted under applicable law, any such right of immunity or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any action or proceeding against it arising out of or based on the Securities, the Guarantees or this Indenture.

Section 17.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 Information Sharing. Each of the Issuer and the Guarantor understands that The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). Each of the Issuer and the Guarantor also understands that the BNY Mellon Group may centralize in one or more affiliates, subsidiaries or unaffiliated service providers certain activities, including audit, accounting, administration, risk management, legal, compliance, sales, marketing, relationship management, and the storage, maintenance, aggregation, processing and analysis of information and data regarding the Issuer. Consequently, each of the Issuer and the Guarantor hereby consents and authorizes the Trustee (in each of its capacities hereunder as Trustee and as agent) to disclose to other members of the BNY Mellon Group (and their respective officers, directors and employees) information and data regarding the Issuer, its employees and representatives, and any accounts established pursuant to this Agreement in connection with the foregoing activities. To the extent that information and data includes personal data encompassed by relevant data protection legislation applicable to the Issuer or the Guarantor, each of the Issuer represents and warrants that it is authorized to provide the foregoing consents and authorizations and that the disclosure to Trustee (in each of its capacities hereunder as Trustee and as agent) will comply with the relevant data protection legislation. Each of the Issuer and the Guarantor acknowledges and agrees that information concerning the Issuer may be disclosed to unaffiliated service providers who are required to maintain the confidentiality of such information, to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates, and otherwise as required by law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CNOOC FINANCE (2013) LIMITED, as Issuer

By:
Name:
Title:

CNOOC LIMITED, as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Registrar

By:
Name:
Title:

EXHIBIT A

FORM OF SECURITY

FACE OF NOTE

[For Inclusion in a Global Security only — UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

CNOOC FINANCE (2013) LIMITED

        % Guaranteed Note Due

PRINCIPAL AMOUNT:

CUSIP:

No.:

CNOOC Finance (2013) Limited, a company incorporated under the laws of the British Virgin Islands, (the “Issuer,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to             , or registered assigns, the principal sum of                      (            ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on                     , or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate:         % per annum.

Interest Payment Dates:                      and                      of each year, commencing on             .

Interest Record Dates:                      and                     .

This Note is irrevocably and unconditionally guaranteed as to the due and punctual payment of the principal, interest and all other amounts payable in respect thereof by CNOOC Limited (the “ Guarantor ”) as evidenced by the guarantee (the “ Guarantee ”) endorsed hereon and in the Indenture referred to on the reverse hereof.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, CNOOC Finance (2013) Limited has caused this Note to be duly executed.

CNOOC FINANCE (2013) LIMITED

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

CNOOC FINANCE (2013) LIMITED

         % Guaranteed Note Due

This Note is one of a duly authorized issue of debt securities of the Issuer of the series designated as the “        % Guaranteed Note due             ” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of                     , 2013 (the “Base Indenture”), duly executed and delivered by and among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), initial paying agent and initial registrar[, as supplemented by the Supplemental Indenture, dated as of                      (the “Supplemental Indenture”), duly executed and delivered by and among the Issuer, the Guarantor and The Bank of New York Mellon]. The Base Indenture [as supplemented and amended by the Supplemental Indenture] is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

1. Interest. The Issuer promises to pay interest on the principal amount of this Note at a rate of         % per annum. The Issuer will pay interest semi-annually on              and              of each year. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuer shall pay interest on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption, and the Redemption Date is subsequent to a Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will instead be paid upon presentation and surrender of such Notes as provided in the Indenture. Payment of the principal of and interest on, and all other amounts payable under, the Notes and the Guarantee shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Issuer, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon, the Trustee, will act as Paying Agent and Registrar. The Issuer or the Guarantor may change or appoint any Paying Agent or Registrar without notice to any Noteholder. The Issuer or the Guarantor may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms. The Notes are [unsecured] [general] obligations of the Issuer irrevocably and unconditionally guaranteed by the Guarantor and constitute the series designated on the face of this Note as the “        % Guaranteed Note due             ,” initially limited to US$             in aggregate principal amount. The Issuer and the Guarantor will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture [and the Supplemental Indenture]. Requests may be made to: CNOOC Finance (2013) Limited, c/o CNOOC Limited, Room 1105, CNOOC Tower, No. 25 of Chaoyangmen North Street, Dongcheng District, Beijing 100010, China, Attention: Legal Department.

5. Redemption. Except as set forth below, the Notes are not redeemable prior to maturity.

(a) The Guarantor or the Issuer may, at the Guarantor’s option, at any time and from time to time redeem the Notes, in whole or in part, on not less than 30 nor more than 60 calendar days’ prior notice mailed to the holders of such Notes, with a copy provided to the Trustee as provided in the Indenture. The Notes will be redeemable at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points, plus, in each case, accrued and unpaid interest on the Notes to be redeemed, if any, to the Redemption Date.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the Indenture.

(b) The Notes may be redeemed, at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 calendar days’ notice to the Holders, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption and Additional Amounts, if any, if, as a result of any change in or amendment to the laws of a Relevant Taxing Jurisdiction or any regulations or rulings promulgated thereunder, or any change in the official interpretation or official application of such laws, regulations or rulings, which change or amendment (i) in the case of the Guarantor or the Issuer becomes effective on or after the date of the applicable prospectus supplement, and (ii) in the case of any successor to the Guarantor or the Issuer that is organized or tax resident in a jurisdiction that is not a Relevant Taxing Jurisdiction as of the original issue date of the Notes becomes effective on or after the date such successor assumes the Guarantor’s or the Issuer’s obligations, as applicable, under the Notes and the Indenture,

(i) the Issuer is or would be required on the next succeeding due date for a payment with respect to the Notes to pay Additional Amounts with respect to the Notes pursuant to Section 6.08 of the Indenture; or

(ii) the Guarantor is or would be unable, for reasons outside its control, on the next succeeding due date for a payment with respect to the Notes to procure payment by the Issuer, and with respect to a payment due or to become due under the Guarantee or the Indenture, as the case may be, the Guarantor is or would be required on the next succeeding due date for a payment with respect to the Notes to pay Additional Amounts pursuant to Section 6.08 of the Indenture; or

(iii) any payment to the Issuer by the Guarantor or any wholly-owned subsidiary of the Guarantor to enable the Issuer to make payment of interest or Additional Amounts, if any, on the Notes is or would be on the next succeeding due date for a payment with respect to the Notes subject to withholding or deduction for taxes imposed by a Relevant Taxing Jurisdiction or any authority therein or thereof having power to tax;

and such obligation cannot be avoided by the use of reasonable measures available to the Guarantor or the Issuer, as the case may be.

Notwithstanding anything to the contrary in the Indenture, the Guarantor, the Issuer or any successor person may not redeem the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax at a rate of 10% or less solely as a result of the Guarantor, the Issuer or a successor person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

The Issuer or the Guarantor, as the case may be, shall also pay, or make available for payment, to the Holder of the Notes on the Redemption Date any Additional Amounts resulting from the payment of such Redemption Price.

If money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest shall cease to accrue on the Notes.

[(c) The Notes may be the subject of a mandatory redemption or offer to purchase, as further described in the Indenture.]

[(d) The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.]

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$             or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Issuer, the Guarantor or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Issuer or the Guarantor for such purpose. The Issuer or the Guarantor need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

7. Depositary. The Notes are initially issued in the form of one or more global notes. The depositary for the global note(s) is [The Depository Trust Company, New York, New York].

8. Persons Deemed Owners. The registered Noteholder may be treated as its owner for all purposes.

9. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Noteholders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Noteholders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

10. Defaults and Remedies. [The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantor, the Trustee and the Noteholders shall be as set forth in the applicable provisions of the Indenture.]

11. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Issuer or the Guarantor or of any of their successors, either directly or through the Issuer, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13. Governing Law. The Base Indenture[, the Supplemental Indenture] and this Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State (without regard to conflicts of laws principles thereof that would permit the application of the laws of another jurisdiction).

GUARANTEE

CNOOC Limited (the “Guarantor”) hereby irrevocably and unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed and to the Trustee on behalf of such Holder the due and punctual payment of the principal of, and interest on, and all other amounts payable under (including any Additional Amounts in respect thereof), this Note provided for pursuant to the Indenture and the terms of this Note when and as the same shall become due and payable, whether at Stated Maturity, upon acceleration, by call for redemption or otherwise, in accordance with the terms of such Note and of the Indenture. This is a guarantee of payment and not of collection. The Guarantor hereby expressly waives its right to require the Trustee to pursue or exhaust its legal or equitable remedies against the Issuer prior to exercising its rights under the Guarantee of the Guarantor. The Guarantor will not be discharged with respect to this Note except by payment in full of the principal thereof and interest thereon and all other amounts payable thereunder (including any Additional Amounts payable in respect thereof). In case of the failure of the Issuer punctually to pay any such principal, interest or other amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby further agrees that in the event that payments of principal or interest under the Note or the Guarantee is subject to withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the British Virgin Islands, Hong Kong, the PRC or any other jurisdiction in which the Guarantor or the Issuer (or any successor to the Guarantor or the Issuer) is tax resident, in each case including in any political subdivision, territory or possession thereof, any authority therein having power to tax or any area subject to its jurisdiction or any jurisdiction from or through which any payment is made by or on behalf of the Issuer or the Company, the Guarantor shall pay such Additional Amounts as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such Additional Amounts) in receipt by each Holder of any Note of such amounts as would have been received by such Holder with respect to such Note or the Guarantee, as applicable, had no such withholding or deduction been required. The Guarantor’s obligation pursuant to this paragraph is without duplication of the obligations of the Guarantor and the Issuer pursuant to Section 6.08 of the Indenture, and is subject to the same limitations contained in Section 6.08 of the Indenture.

The obligation of the Guarantor to the holder of the Note upon which this Guarantee is endorsed and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Article and the Indenture for the precise terms of the Guarantee.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

IN WITNESS WHEREOF, CNOOC Limited has caused the Guarantee endorsed on this Note to be signed manually or by facsimile by its duly authorized officer.

CNOOC LIMITED, as Guarantor

By:
Name:
Title:

Corporate seal:

In the presence of:

By:
Name:
Title:

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                              Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$             . The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*    Insert in Global Notes.

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